UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2005

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

SL Green Realty Corp. (NYSE: SLG) announced that it had entered into an agreement, dated March 29, 2005, to acquire the fee interest in One Madison Avenue from Metropolitan Life Insurance Company (MetLife) for $918 million. One Madison Avenue consists of two contiguous buildings - the South Building and the North Tower - totaling approximately 1.4 million square feet. The transaction, which is subject to normal closing conditions, is scheduled to close in approximately 30 days.

Item 9.01.	Financial Statements and Exhibits

99.1	Press release
99.2

One Madison Avenue Purchase and Sale Agreement between Metropolitan Life Insurance Company, a New York corporation, as seller, and 1 Madison Venture LLC, a Delaware limited liability company, and Column Financial, Inc. a Delaware corporation, collectively as Purchaser as of March 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:   March 31, 2005